Exhibit 10.1

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

            THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (hereinafter called this "Amendment") is entered into effective as of May 17, 2002 (the "Effective Date"), among (a) TRICO MARINE OPERATORS, INC. ("Marine Operators"), a Louisiana corporation, TRICO MARINE ASSETS, INC. ("Marine Assets"), a Delaware corporation (each of Marine Operators and Marine Assets a "Borrower" and, collectively "Borrowers"), (b) TRICO MARINE SERVICES, INC. ("Parent"), a Delaware corporation, (c) the financial institutions listed on Schedule 1.1 of the Agreement (hereinafter described) and such other financial institutions as may become parties to the Agreement from time to time (individually a "Bank" and collectively the "Banks"), (d) WELLS FARGO BANK, N.A., as issuing bank ("Issuing Bank"), and (e) WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION (successor by consolidation to Wells Fargo Bank (Texas), National Association), as administrative agent for itself, the Issuing Bank and such financial institutions ("Administrative Agent").

W I T N E S S E T H:

            WHEREAS, the Borrowers, the Parent, the Banks, the Issuing Bank, and the Administrative Agent entered into a Third Amended and Restated Revolving Credit Agreement dated as of July 19, 1999 (hereinafter called the "Restated Agreement"), whereby, upon the terms and conditions therein stated, the Banks and the Issuing Bank agreed to make available to the Borrowers a credit facility upon the terms and conditions set forth in the Agreement; and

            WHEREAS, the Borrowers, the Parent, the Banks, the Issuing Bank, and the Administrative Agent entered into (i) a First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of September 30, 1999 (the "First Amendment"), (ii) a Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of December 31, 1999 (the "Second Amendment"), (iii) a Third Amendment to Third Amended and Restated Revolving Credit Agreement dated as of March 31, 2000 (the "Third Amendment"), and (iv) a Fourth Amendment to Third Amended and Restated Revolving Credit Agreement dated as of August 11, 2000 (the "Fourth Amendment"); and (v) a Fifth Amendment to Third Amended and Restated Revolving Credit Agreement dated as of July 31, 2001 (the "Fifth Amendment"); and

            WHEREAS, the Restated Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment is hereinafter called the "Agreement"; and

            WHEREAS, Parent and Borrowers have requested that the Banks, the Issuing Bank and the Administrative Agent agree to certain amendments to the Agreement in order to, among other things, permit the issuance by Parent of unsecured senior notes on terms and conditions substantially similar to those set forth in the Description of Notes attached as Exhibit A hereto;

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

            SECTION 1.     Terms Defined in Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

            SECTION 2.     Amendments to Agreement. The Agreement hereby is amended as follows:

            (a)     Section 1.1 of the Agreement hereby is amended by adding the following definitions thereto in the correct alphabetical order:

"Senior Secured Debt. The aggregate principal amount of all Funded Debt of Parent and its Subsidiaries, the repayment of which is secured by a mortgage, pledge, security interest, lien, charge or other encumbrance existing on any assets of Parent or any of its Subsidiaries."

"Senior Secured Leverage Ratio. As at the end of any fiscal quarter, the ratio of (a) the Senior Secured Debt at the end of the fiscal quarter of Parent ending on such date, to (b) Consolidated EBITDA of Parent and its Subsidiaries for the period of the four (4) consecutive fiscal quarters of the Parent ending on such date; provided that when calculating the Senior Secured Leverage Ratio for any Test Period in which a Triggering Acquisition occurred, the calculation of the Senior Secured Leverage Ratio shall be made on a Pro Forma Basis."

"2002 Senior Notes. The senior unsecured notes to be issued by Parent, in an aggregate principal amount not to exceed $250,000,000, to have a maturity of not less than 7 years, guaranteed by Borrowers and issued pursuant to documentation containing terms and conditions substantially similar to those set forth in the Latham & Watkins draft Description of Notes dated May 14, 2002. Such 2002 Senior Notes shall be used to retire, purchase, redeem, or refinance the Senior Notes."

            (b)     Section 1.1 of the Agreement hereby is amended by deleting the definition of "Senior Notes" and the definition of "Test Period" therefrom and substituting the following definitions of "Senior Notes" and "Test Period" in lieu thereof:

"Senior Notes. The following: (i) The 8 1/2% Senior Notes due 2005 of the Parent, in an aggregate principal amount not to exceed $280,000,000, guaranteed by the Borrowers and issued pursuant to such documentation as shall have been previously delivered to, and approved by, the Administrative Agent, and (ii) the 2002 Senior Notes.

"Test Period. The period of four (4) consecutive fiscal quarters included in any calculation of the Debt Service Coverage Ratio, the Leverage Ratio, or the Senior Secured Leverage Ratio, as applicable."

            (c)    Section 9.1(j) of the Agreement is hereby deleted and the following Section 9.1(j) is substituted in lieu thereof:

"(j) Indebtedness in respect of the Senior Notes, and guaranties thereof, in an aggregate principal amount not to exceed $250,000,000; provided that if all or any portion of the 8 1/2% Senior Notes due 2005 are still outstanding after the issuance of the 2002 Senior Notes, then for the period through and including August 1, 2002, the outstanding 8 1/2% Senior Notes due 2005 shall not be included in the calculation of the $250,000,000 limitation."

            (d)     Section 9.15 of the Agreement is hereby deleted and the following Section 9.15 is substituted in lieu thereof:

"SECTION 9.15 NO PREPAYMENTS, ETC. The Parent will not permit any of its Subsidiaries to, pay, repay, prepay, redeem, repurchase, acquire, retire, defease, or otherwise acquire, all or any portion of the Senior Notes in advance of the scheduled maturity date thereof, provided, however, so long as no Default or Event of Default shall then exist or will result therefrom, (i) the Parent may prepay the Senior Notes with net cash proceeds from the issuance of Non-Redeemable Common Stock or the redemption of the Senior Notes in exchange for Non-Redeemable Common Stock, (ii) the Parent and any of its Subsidiaries may prepay up to $25,000,000 of the Senior Notes in advance of the scheduled maturity date thereof, if after giving effect to such Purchase, the unborrowed portion of the Total Commitment is equal to or greater than $20,000,000, and (iii) the Parent may prepay all or a portion of the 8 1/2% Senior Notes due 2005 with the net cash proceeds from the issuance of the 2002 Senior Notes."

            (e)     The Agreement is hereby amended further by deleting Section 10.1 therefrom and substituting the following Section 10.1 in lieu thereof:

"SECTION 10.1. DEBT SERVICE COVERAGE RATIO. The Parent and the Borrowers will not permit the Debt Service Coverage Ratio, determined at the end of each fiscal quarter of the Parent ending during a period ending on the dates set forth in the table below, to be less than the ratio set forth opposite such period in such table; provided that to the extent Senior Notes with an aggregate principal amount in excess of $250,000,000 are outstanding during the fiscal quarters ending June 30, 2002 and September 30, 2002, interest payable by Parent attributable to the excess amount of principal over $250,000,000 shall be excluded from the calculation of the Debt Service Coverage Ratio:

Period Ending	Minimum Ratio
6/30/02	1.20:1.00
9/30/02	1.20:1.00
12/31/02	1.20:1.00
3/31/03 and thereafter	1.50:1.00

            (f)     Section 10.2 of the Credit Agreement is hereby deleted and the following Section 10.2 is substituted in lieu thereof:

"SECTION 10.2. LEVERAGE RATIO. The Parent and the Borrowers will not permit the Leverage Ratio, determined as of the end of each fiscal quarter of the Parent ending during a period set forth in the table below, to be greater than the ratio set forth opposite each period in such table:

Period Ending	Maximum Ratio
6/30/02 through 12/31/02	7.00:1.00
1/1/03 through 6/30/03	6.00:1.00

            (g)   Section 10 of the Credit Agreement is hereby amended by adding the following Section 10.6 thereto:

"SECTION 10.6. SENIOR SECURED LEVERAGE RATIO. Parent and the Borrowers will not permit the Senior Secured Leverage Ratio, determined as of the end of each fiscal quarter of the Parent ending during a period set forth in the table below, to be greater than the ratio set forth opposite each period in such table:

Period Ending	Maximum Ratio
6/30/02 through 12/31/02	2.25:1.00
1/1/03 through 6/30/03	2.00:1.00

            SECTION 3.     Conditions of Effectiveness.

                    (a)     The Administrative Agent, the Issuing Bank and the Banks have relied upon the representations and warranties in this Amendment in agreeing to the amendments to the Agreement set forth herein and the amendments to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of each of the Borrowers and the Parent made or referred to herein, and performance by each of the Borrowers and the Parent of its obligations to be performed under the Agreement on or before the date of this Amendment (except to the extent amended herein).

                    (b)     The amendments to the Agreement set forth herein are further conditioned upon the Borrowers having paid all amendment fees and expenses, and all accrued and unpaid legal fees and expenses referred to in Section 16 of the Agreement and Section 7 hereof.

                    (c)     This Agreement shall be effective as of the date first written above when the conditions in this Section 3 have been satisfied and when the Administrative Agent shall have received (i) this Amendment, executed by the Borrowers, the Parent and the Banks, and (ii) resolutions of the Board of Directors of each of the Borrowers and the Parent authorizing the execution and delivery of this Amendment by the Borrowers and the Parent.

            SECTION 4.     Representations and Warranties of the Borrowers and Parent. The Borrowers and Parent jointly and severally represent and warrant to the Administrative Agent, the Issuing Bank and each Bank, with full knowledge that the Administrative Agent, the Issuing Bank and each Bank is relying on the following representations and warranties in executing this Amendment, as follows:

                    (a)     Each of the Borrowers and the Parent has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of each of the Borrowers and the Parent requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken. Each of the undersigned officers of the Borrowers and the Parent executing this Amendment has full power and authority to execute and deliver this Amendment on behalf of the Borrowers and the Parent respectively, and that such execution and delivery has been duly authorized by each respective Board of Directors.

                    (b)     The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which any of the Borrowers or the Parent, or any Subsidiary thereof, is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms.

                    (c)     This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of any of the Borrowers or the Parent, or any contract, agreement, instrument or requirement of any Governmental Authority to which any such Person is subject. The execution of this Amendment by each of the Borrowers and the Parent will not result in the creation or imposition of any lien upon any properties of any of the Borrowers or the Parent, other than those permitted by the Agreement and this Amendment.

                    (d)     The execution, delivery and performance by each of the Borrowers and the Parent of this Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

                    (e)     The annual consolidated balance sheet of the Parent and the Borrowers as of December 31, 2001, the related consolidated statements of earnings, capital accounts, and cash flows for the year then ended which have been furnished to the Administrative Agent, the Issuing Bank and the Banks, fairly present the financial condition of the Parent and the Borrowers as at such date and the results of the operations of the Parent and the Borrowers for the periods ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2001 there has been no material adverse change in such condition or operations.

                    (f)     Each of the Borrowers and the Parent has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by each such Person prior to or at the time of delivery of this Amendment.

                    (g)     No Default or Event of Default exists and, after giving effect to this Amendment, no Default or Event of Default will exist and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

                    (h)     Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which any of the Borrowers or the Parent or any Subsidiary thereof is a party.

            SECTION 5.     Reference to and Effect on the Agreement.

                    (a)     Upon the effectiveness of Sections 1, 2 and 3 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

                    (b)     Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            SECTION 6.     No Waiver. Each of the Borrowers and the Parent agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent, the Issuing Bank and the Banks and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

            SECTION 7.     Cost, Expenses and Taxes. Each of the Borrowers and the Parent agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the Issuing Bank and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Administrative Agent, the Issuing Bank and the Banks. In addition, each of the Borrowers and the Parent shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each of the Administrative Agent, the Issuing Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            SECTION 8.     Extent of Amendments. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Borrowers and the Parent ratifies and confirms that (a) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (b) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (c) the Collateral is unimpaired by this Amendment.

            SECTION 9.     Waivers and Release of Claims. As additional consideration for the execution, delivery, and performance of this Amendment by the parties hereto and to induce each of the Administrative Agent, the Issuing Bank and the Banks to enter into this Amendment, each of the Borrowers and the Parent represents and warrants that none of the Borrowers and the Parent know of any facts, events, statuses or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against any of the Administrative Agent, the Issuing Bank and the Banks or any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of any of the Borrowers or the Parent to any of the Administrative Agent, the Issuing Bank or the Banks, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, WHETHER DUE TO THE ADMINISTRATIVE AGENT'S, THE ISSUING BANK'S OR ANY BANK'S, ANY OF THEIR REPRESENTATIVE'S, AGENT'S, OFFICER'S, DIRECTOR'S, EMPLOYEE'S, SHAREHOLDER'S, OR SUCCESSOR'S OR ASSIGN'S OWN NEGLIGENCE, each of the Borrowers and the Parent for each of themselves, their respective Subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnifying Parties"), hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Administrative Agent, the Issuing Bank and each Bank and each of their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnified Parties"), from any and all claims, actions, demands, and causes of action of whatever kind or character, whether joint or several, whether known or unknown, WHETHER DUE TO ANY OF THE INDEMNIFIED PARTIES' OWN NEGLIGENCE, which may have arisen or accrued prior to the date of execution of this Amendment, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liabilities whatsoever and whenever incurred or suffered by any of them, including, without limitation, any claim, demand, action, damage, liability, loss, cost, expense, and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from any breach of any duty of loyalty, fair dealing, care, fiduciary duty, or any other duty, confidence, or commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, violations of the racketeer influence and corrupt organizations act, intentional or negligent infliction of distress or harm, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, failure to perform any obligation under any of the Loan Documents, deceptive trade practices, libel, slander, conspiracy, interference with business, usury, strict liability, lender liability, breach of warranty or representation, fraud, or any other claim or cause of action (herein being collectively referred to as "Claims"). IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY, OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Notes, this Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

            SECTION 10.     Indemnification. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Administrative Agent, the Issuing Bank and each Bank to enter into this Amendment, the Indemnifying Parties hereby agree to indemnify, hold harmless, and defend each of the Indemnified Parties from and against any and all Claims of any nature or character, at law or in equity, known or unknown, which may have arisen prior to the date hereof, or accrued to, or could be claimed or asserted by, any third party prior to the date hereof, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Notes, this Agreement and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

            SECTION 11.     Grant and Affirmation of Security Interest. Each of the Borrowers and the Parent hereby grants a security interest in and lien on the Collateral to secure payment and performance of the Notes and the obligations described in the Agreement and all documents and instruments executed in connection therewith and, each of the Borrowers and the Parent hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Administrative Agent for the benefit of, and as representative of, the Issuing Bank and the Banks as security for payment and performance of the Obligations hereby are renewed and carried forth to secure payment and performance of all of the Obligations. The Security Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

            SECTION 12.     Guaranties. The Parent hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Administrative Agent for the benefit of and as representative of each of the Issuing Bank and the Banks on July 19, 1999, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of the Obligations, including, among other things, the Notes.

            SECTION 13.     Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 14.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

            SECTION 15.     Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

            SECTION 16.     Loan Documents. This Amendment is a Loan Document.

            SECTION 17.     Arbitration. The parties agree to be bound by the terms and provisions of the arbitration provisions set forth in Section 33 of the Agreement.

            SECTION 18.     NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

TRICO MARINE OPERATORS, INC, a Louisiana corporation By /s/ Victor M. Perez Name: Victor M. Perez Title: Vice President
TRICO MARINE ASSETS, INC., a Delaware corporation By /s/ Victor M. Perez Name: Victor M. Perez Title: Vice President
TRICO MARINE SERVICES, INC, a Delaware corporation By /s/ Victor M. Perez Name: Victor M. Perez Title: Vice President

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION (successor by consolidation to Wells Fargo Bank (Texas), National Association), individually and as Administrative Agent

By       /s/ Philip C. Lauinger III

Name:  Philip C. Lauinger III

Title:     Vice President

WELLS FARGO BANK, N.A., as Issuing Bank By /s/ Philip C. Lauinger III Name: Philip C. Lauinger III Title: Vice President

NORDEA BANK FINLAND PLC, New York Branch By /s/ Anne Engen Name: Anne Engen Title: Vice President By /s/ Carlton F. Steele Name: Carlton F. Steele Title: Vice President

BANK ONE, NA,

(main office Chicago),

successor by merger to

Bank One, Louisiana, N.A., individually and as Syndication Agent

By       /s/ J. Charles Freel, Jr.

Name:  J. Charles Freel, Jr.

Title:     Director, Capital Markets